                                                                     EXHIBIT 3.1

                              ARTICLES OF AMENDMENT
                                       OF
                          THE ARTICLES OF INCORPORATION
                                       OF
                               GUIDANT CORPORATION
                             SETTING FORTH TERMS OF
                     SERIES A PARTICIPATING PREFERRED STOCK

            Pursuant to the Indiana Business Corporation Law (the "IBCL"), Guidant Corporation, an Indiana corporation (the "Corporation"), in accordance with the provisions of Section 23-1-25-2 of the IBCL, does hereby certify:

                                   ARTICLE I.

            The name of the corporation filing these Articles of Amendment is Guidant Corporation.

                                   ARTICLE II.

            Article 4(c) of the Articles of Incorporation of the Corporation, as amended, is hereby amended and restated to read in its entirety as follows:

            (c) A total of 1,000,000 shares of the 50,000,000 shares of authorized Preferred Stock are designated as "Series A Participating Preferred Stock" (the "Series A Participating Preferred Stock"), which shall possess the rights, preferences, qualifications, limitations and restrictions set forth below:

            (1) Dividends and Distributions.

            (i) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Participating Preferred Stock with respect to dividends, the holders of shares of Series A Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of April, July, October and January in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $0.05 or (b) subject to the provision for adjustment hereinafter set forth, 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, without par value, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Participating Preferred Stock. In the event the Corporation shall at any time after December 12, 2004 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            (ii) The Corporation shall declare a dividend or distribution on the Series A Participating Preferred Stock as provided in Article 4(c)(1)(i) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.05 per share on the Series A Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

            (iii) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share by share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

            (2) Voting Rights. The holders of shares of Series A Participating Preferred Stock shall have the following voting rights:

            (i) Subject to the provision for adjustment hereinafter set forth, each share of Series A Participating Preferred Stock shall entitle the holder thereof to 1000 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            (ii) Except as otherwise provided herein or by law, the holders of shares of Series A Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

            (iii) a. If at any time dividends on any Series A Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) directors.

            b. During any default period, such voting right of the holders of Series A Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph c. of this Article 4(c)(2)(iii) or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders, provided that such voting right shall not be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) directors or, if such right is exercised at an annual meeting, to elect two (2) directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Participating Preferred Stock.

            c. Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect directors, the Board of Directors may order, or any shareholder or shareholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the Chief Executive Officer, the President, a Vice President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this Article 4(c)(2)(iii)c. shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this Article 4(c)(2)(iii)c., no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the shareholders.

            d. In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of directors until the holders of Preferred Stock shall have exercised their right to elect two (2) directors voting as a class, after the exercise of which right (x) the directors so elected by the holders of Preferred Stock shall be elected to one of the three classes of directors of the Corporation so that the three classes shall be as equal in number as may be feasible and shall continue in office until the expiration of the term of the class to which he or she is elected and his or her successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in Article 4(c)(2)(iii)b.) be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class of stock which elected the director whose office shall have become vacant. References in this Article 4(c)(2)(iii) to directors elected by the holders of a particular class of stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.

            e. Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect directors shall cease, (y) the term of any directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of directors shall be such number as may be provided for in the articles of incorporation or by-laws irrespective of any increase made pursuant to the provisions of

Article 4(c)(2)(iii)b. (such number being subject, however, to change thereafter in any manner provided by law or in the articles of incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses
(y) and (z) in the preceding sentence may be filled by a majority of the remaining directors.

            (iv) Except as set forth herein, holders of Series A Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

            (3) Certain Restrictions.

            (i) Whenever quarterly dividends or other dividends or distributions payable on the Series A Participating Preferred Stock as provided in Article 4(c)(1) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

            a. declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock;

            b. declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Preferred Stock, except dividends paid ratably on the Series A Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

            c. redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Participating Preferred Stock; or

            d. purchase or otherwise acquire for consideration any shares of Series A Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

            (ii) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Article 4(c)(3)(i), purchase or otherwise acquire such shares at such time and in such manner.

            (4) Reacquired Shares. Any shares of Series A Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

            (5) Liquidation, Dissolution or Winding Up. (i) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Participating Preferred Stock shall have received an amount equal to $1,000 per share of Series A Participating Preferred Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (x) the Series A Liquidation Preference by (y) 1000 (as appropriately adjusted as set forth in subparagraph (iii) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause
(y), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Participating Preferred Stock and Common Stock, respectively, holders of Series A Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

            (ii) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

            (iii) In the event the Corporation shall at any time after the Rights Declaration Date (x) declare any dividend on Common Stock payable in shares of

Common Stock, (y) subdivide the outstanding Common Stock, or (z) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            (6) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            (7) No Redemption. The shares of Series A Participating Preferred Stock shall not be redeemable.

            (8) Ranking. The Series A Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

            (9) Amendment. At any time when any shares of Series A Participating Preferred Stock are outstanding, the Articles of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Participating Preferred Stock, voting separately as a class.

            (10) Fractional Shares. Series A Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Participating Preferred Stock.

                                  ARTICLE III.

            These Articles of Amendment were duly authorized and adopted by the Board of Directors of the Corporation at a meeting duly called and held on December 15, 2004. Pursuant to Article 4(b) of the Articles of Incorporation of the Corporation and Section 23-1-25-2 and Section 23-1-38-2 of the IBCL, no action by the Corporation's shareholders was required.

            IN WITNESS WHEREOF, these Articles of Amendment are executed on behalf of the Corporation by its duly authorized officers this 17th day of December, 2004.

                                              GUIDANT CORPORATION

                                              By: /s/ Keith E. Brauer

Attest:

By: /s/ David P. Scharf

                              ARTICLES OF AMENDMENT
                                       OF
                        AMENDED ARTICLES OF INCORPORATION
                                       OF
                               GUIDANT CORPORATION

      In compliance with the requirements of the Indiana Business Corporation Law, as amended (the "IBCL"), Guidant Corporation, an Indiana corporation (the "Corporation"), incorporated on September 9, 1994, desiring to amend its Amended Articles of Incorporation, hereby certifies as follows:

                                    ARTICLE I
               AMENDMENT TO THE AMENDED ARTICLES OF INCORPORATION

      SECTION 1. The name of the Corporation is, and following the amendment effected hereby will continue to be, Guidant Corporation.

      SECTION 2. Article 3 of the Amended Articles of Incorporation of the Corporation is hereby amended so that, as amended, such Article 3 shall read in its entirety as follows:

            "3. The total number of authorized shares is 1,050,000,000."

      SECTION 3. The first sentence of Article 4(a) of the Amended Articles of Incorporation of the Corporation is hereby amended to read as follows:

            "4. (a) Common Stock consisting of 1,000,000,000 shares."

      SECTION 4. The effective date of the amendment hereby effected shall be the date of filing of these Articles of Amendment with the office of the Secretary of State of the State of Indiana.

                                   ARTICLE II
                           MANNER OF ADOPTION AND VOTE

      SECTION 1. The amendment was approved by the Board of Directors of the Corporation on February 15, 1999, by resolution duly adopted. The Common Stock of the Corporation is the only class of capital stock outstanding and entitled to vote on the amendment. At the annual meeting of shareholders of the Corporation held on May 17, 1999, there were 301,927,483 shares of Common Stock outstanding and entitled to vote and 260,938,678 shares were represented at the meeting. Accordingly, a quorum was present. Of the shares of Common Stock represented at the meeting, 247,669,944 shares were voted for the amendment, which vote was sufficient for approval of the amendment.

      SECTION 2. The manner of the adoption of the foregoing amendments constitutes full legal compliance with the provisions of the IBCL and the Corporation's Amended Articles of Incorporation and By-Laws.

      IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed on its behalf by the undersigned duly authorized officer on May 25, 1999.

                                       GUIDANT CORPORATION

                                       By /Bruce J Barclay/

                                       Secretary

                              ARTICLES OF AMENDMENT
                                     OF THE
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                             OF GUIDANT CORPORATION

      Guidant Corporation (the "Corporation"), desiring to give notice of corporate action amending its Articles of Incorporation, sets forth the following:

                                    ARTICLE I
                                    AMENDMENT

      SECTION 1: The name of the Corporation is Guidant Corporation.

      SECTION 2: The exact text of each amendment is as follows:

      1.    Article 3 is amended to read as follows:

            "3. The total number of authorized shares is 550,000,000."

      2.    The first sentence of Section 4(a) is amended to read as follows:

            "4. (a) Common Stock consisting of 500,000,000 shares."

      SECTION 3: The amendments referred to above were adopted on May 18, 1998.

                                   ARTICLE II
                           MANNER OF ADOPTION AND VOTE

      The adoption of the amendments required shareholder approval. The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendment and the number of votes of each voting group represented at the meeting are set forth as follows:

                                                                         Common
                                                   Total                 Stock
                                                -----------           -----------
Number of Outstanding Shares............        150,839,625           150,839,625

Number of Votes Entitled To Be Cast.....        150,839,625           150,839,625

Number of Votes Represented at Meeting..        134,252,111           134,252,111

Shares Voted in Favor..............             125,363,891           125,363,891

Shares Voted Against...............               8,627,212             8,627,212

Shares Abstaining..................                 261,008               261,008

                                   ARTICLE III
                       COMPLIANCE WITH LEGAL REQUIREMENTS

      The manner of the adoption of the amendments to Amended and Restated Articles of Incorporation and the vote by which they were adopted constitute full legal compliance with the provisions of the Indiana Business Corporation Law and the Amended and Restated Articles of Incorporation and By-laws of the Corporation.

                                                  /Thomas R. Peterson/
                                                  Assistant Secretary

These Articles of Amendment prepared by: Thomas R. Peterson, c/o Guidant Corporation, 111 Monument Circle, #2900, Indianapolis, IN 46204-5129.

                            ARTICLES OF INCORPORATION
                            (As Amended May 18, 1998)

                               GUIDANT CORPORATION
                            (an Indiana corporation)

      1. The name of the Corporation is Guidant Corporation.

      2. The street address of the principal office of the Corporation is 307 East McCarty Street, Indianapolis, Indiana, 46285, and the name and post-office address of its Resident Agent in charge of such office is Mr. J. B. King, 307 East McCarty Street, Indianapolis, Indiana, 46225.

      3. The total number of authorized shares is 550,000,000.

      4. The designation of the different classes of shares of the Corporation, and the number of shares of each class, are as follows:

            (a) Common Stock consisting of 500,000,000 shares. Except as otherwise required by law and subject to the rights of holders of Preferred Stock, the Common Stock shall have unlimited voting rights and each outstanding share of Common Stock shall, when validly issued by the Corporation, entitle the record holder thereof to one vote at all shareholders' meetings on all matters submitted to a vote of the shareholders of the Corporation. In the event of any liquidation, dissolution or winding-up of the Corporation, either voluntary or involuntary, after payment shall have been made to the holders of the Preferred Stock of the full amount to which they shall be entitled, the holders of the Common Stock shall be entitled, to share ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its shareholders.

            (b) Preferred Stock, consisting of 50,000,000 shares, which may be issued in such series and which shall possess such relative rights, preferences, qualifications, limitations or restrictions as established by amendment to these Articles of Incorporation adopted by the Board of Directors without need for shareholder approval, which is vested to the fullest extent permitted by law with authority to fix the relative rights, preferences, qualifications, limitations or restrictions for each series of such class of shares established by it, including, without limitation of the generality of the foregoing, the following:

                  (1) The series, if any, of preferred to be issued and manner of its differentiation from other series of Preferred Stock;

                  (2) The number of shares which shall initially constitute each series;

                  (3) The rate or rates and the time or times at which dividends and other distributions on the shares of each series shall be paid, the relationship or priority of such dividends to those payable on Common Stock or to other series of Preferred Stock, and whether or not any such dividends shall be cumulative;

                  (4) The amount payable on the shares of each series in the event of the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, and the relative priorities, if any, to be accorded such payments in liquidation;

                  (5) The terms and conditions upon which either the Corporation may exercise a right to redeem shares of each series or upon which the holder of such shares may exercise a right to require redemption of such shareholder's Preferred Stock, including any premiums or penalties applicable to exercise of such rights;

                  (6) Whether or not a sinking fund shall be created for the redemption of the shares of a series, and the terms and conditions of any such fund;

                  (7) Whether any shares shall have no voting rights or full or limited voting rights;

                  (8) Rights, if any, to convert any shares of Preferred Stock either into shares of Common Stock or into other series of Preferred Stock and the prices, premiums or penalties, ratios and other terms applicable to any such conversion;

                  (9) Restrictions on acquisition, rights of first refusal or other limitations on transfer as may be applicable to any series, including any series intended to be offered to a special class or group, such as corporate employees; and

                  (10) Any other relative rights, preferences, limitations,
            qualifications or restrictions on the Preferred Stock or any series of such shares.

            (c) A total of 1,500,000 shares of the 50,000,000 shares of authorized Preferred Stock are designated as "Series A Participating Preferred Stock" (the "Series A Preferred Stock"), which shall possess the rights, preferences, qualifications, limitations, and restrictions set forth below:

                  (1) The holders of shares of Series A Preferred Stock shall have the following rights to dividends and distributions:

                        (i) The holders of shares of Series A Preferred Stock
                  shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of April, July, October and January in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $.05 or (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend or distribution payable in shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, without par value of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of share of Series A Preferred Stock. If on any Quarterly Dividend Payment Date the Corporation's Articles of Incorporation shall limit the amount of dividends which may be paid on the Series A Preferred Stock to an amount less than that provided above, such dividends will accrue and be paid in the maximum permissible amount and the short-fall from the amount provided above shall be a cumulative dividend requirement and be carried forward to subsequent Quarterly Dividend Payment Dates.

                        (ii) In the event the Corporation shall at any time
                  declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the second preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                        (iii) When, as and if the Corporation shall declare a
                  dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock), the Corporation shall at the same time declare a dividend or distribution on the Series A Preferred Stock as provided in this Subsection 4(c)(1) and no such dividend or distribution on the Common Stock shall be paid or set aside for payment on the Common Stock unless such dividend or distribution on the Series A Preferred Stock shall be simultaneously paid or set aside for payment; provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend, of $.05 per share on the Series A Preferred Stock shall nevertheless be payable, when, as and if declared by the Board of Directors, on such subsequent Quarterly Dividend Payment Date.

                        (iv) Dividends shall begin to accrue and be cumulative
                  on outstanding shares of Series A Preferred Stock from the date of issue of such shares of Series A Preferred Stock, unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in which event such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the relevant Quarterly Dividend Payment Date.

                  (2) The holders of shares of Series A Preferred Stock shall have the following voting rights:

                        (i) The holders of outstanding Series A Preferred Stock
                  shall be entitled to vote as a class for the election of two
                  (2) directors if the Corporation shall fail for six quarters to pay the dividend payable with respect to such shares pursuant to paragraph (a) hereof. Such limited voting rights may be exercised at the next annual meeting of shareholders following the failure to pay a dividend for the sixth quarter and at each succeeding annual meeting of shareholders until payment of all such preferred dividends which are in arrears has been made or provided for (the "Dividend Date"), at which time the right to vote for election of two directors conferred upon the holders of the outstanding Series A Preferred Stock shall cease. Each of such two directors shall be elected to one of the three classes of directors so that the three classes shall be as equal in number as may be feasible and shall be elected to hold office for a term expiring at the earlier of (i) the expiration of the term of the class to which he or she is elected or (ii) the Dividend Date. In addition to the conditional right to vote for election of two directors, any proposal to amend the relative rights and privileges of shares of Series A Preferred Stock (including those conferred by this Paragraph 4(c)(2)(i)) upon which the holders of such Series A Preferred Stock are entitled by the provisions of the Indiana Business Corporation Law to vote upon as a class shall require, instead of a vote of the holders of a majority of such shares, the affirmative vote of the holders of two-thirds (2/3) of such shares.

                        (ii) Except as specified in Paragraph 4(c)(2)(i) above,
                  the holders of Series A Preferred Stock shall not be entitled to any vote on any matter, including questions of merger, consolidation, and the sale of all or substantially all of the assets of the Corporation.

                  (3) The Corporation shall be subject to the following
            restrictions:

                        (i) Whenever quarterly dividends or other dividends or
                  distributions payable on the Series A Preferred Stock as provided in Section 4(c)(1) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not

                              a. declare or pay dividends on, make any other
                        distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                              b. declare or pay dividends on or make any other
                        distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                              c. except as permitted by Subparagraph
                        4(c)(3)(i)(d), redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                              d. purchase or otherwise acquire for consideration
                        any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes, provided that the Corporation may at any time purchase or otherwise acquire share of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock.

                        (ii) The Corporation shall not permit any subsidiary of
                  the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Paragraph 4(c)(3)(i), purchase or otherwise acquire shares at such time and in such manner.

                        (iii) The Corporation shall not issue any shares of
                  Series A Preferred Stock except upon exercise of Rights issued pursuant to that certain Rights Agreement dated as of October 17, 1994 between the Corporation and Bank One, Indianapolis, NA, a copy of which is on file with the Secretary of the Corporation at its principal executive office and shall be made available to shareholders of record without charge upon written request therefor addressed to said Secretary. Notwithstanding the foregoing sentence, nothing contained herein shall prohibit or restrict the Corporation from issuing for any purpose any series of preferred stock with rights and privileges similar to or different from those of the Series A Preferred Stock.

                  (4) Any shares of Series A Preferred Stock purchased or
            otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation without designation as to series, become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

                  (5) Upon any voluntary liquidation, dissolution or winding upon of the Corporation, no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received, subject to adjustment as hereinafter provided, an aggregate amount equal to (a) $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment or (b) if greater, an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A

            Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up, disregarding for this purpose the amounts referred to in clause (i)(b) of this Subsection 4(c)(5). In the event the Corporation shall at any time declare or pay any dividend or make any distribution on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the provision in clause (i) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (6) In case the Corporation shall enter into any
            consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case proper provision shall be made so that the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. The Corporation shall not consummate any such consolidation, merger, combination or other transaction unless prior thereto the Corporation and the other party or parties to such transaction shall have so provided in any agreement relating thereto. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (7) The shares of Series A Preferred Stock shall not be
            redeemable. Notwithstanding the foregoing sentence, the Corporation may acquire shares of Series A Preferred Stock in any other manner permitted by law, hereby and the Articles of Incorporation of the Corporation, as from time to time amended.

                  (8) The Articles of Incorporation of the Corporation shall not be amended in any manner which would increase or decrease the aggregate number of authorized shares of Series A Preferred Stock or alter or change the powers, preferences or special rights of the shares of Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Preferred Stock, voting together as a single class.

      5. The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and it is expressly provided that the same are intended to be in furtherance, and not in limitation or exclusion of, the powers conferred by statute:

            (a) The initial number of directors of the Corporation shall be eight. The number of directors may be specified by or fixed in accordance with the By-laws of the Corporation at any number; provided, however, such number shall not be less than 7 nor more than 19. In the absence of a By-law provision specifying or fixing the number of directors, the number shall be eight.

            (b) The Board of Directors shall be divided into three classes, with the term of office of one class expiring each year. Three directors of the first class shall be elected to hold office for a term expiring at the 1995 annual meeting, three directors of the second class shall be elected to hold office for a term expiring at the 1996 annual meeting, and two directors of the third class shall be elected to hold office for a term expiring at the 1997 annual meeting. Commencing with the annual meeting of shareholders in 1995, each class of directors whose term shall then expire shall be elected to hold office for a three-year term. In the case of any vacancy on the Board of Directors, including a vacancy created by an increase in the number of directors, the vacancy shall be filled by election of the Board of Directors with the director so elected to serve for the remainder of the term of the director being replaced or, in the case of an additional director, for the remainder of the term of the class to which the director has been assigned. All directors shall continue in office until the election and qualification of their respective successors in office. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so assigned among the classes by a majority of the directors then in office, though less than a quorum, as to make all classes as nearly equal in number as possible. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Election of directors need not be by written ballot unless the By-Laws so provide.

            (c) Any director or directors may be removed from office at any time, with or without cause, by the affirmative vote of at least 80% of the votes entitled to be cast by holders of all the outstanding shares of Voting Stock (as defined in Article 6 hereof), voting together as a single class.

            (d) Notwithstanding any other provision of these Articles of Incorporation or of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class of Voting Stock required by law or these Articles of Incorporation, the affirmative vote of at least 80% of the votes entitled to be cast by holders of all the outstanding shares of Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this Article.

            (e) The Board of Directors, by a majority vote of the actual number of directors elected and qualified from time to time shall have the exclusive power to make, alter, amend or repeal the By-laws of the Corporation. The shareholders of the Corporation shall have no power to make, alter, or repeal the By-laws of the Corporation.

            (f)(1) A conflict of interest transaction is a transaction with the Corporation in which a director of the Corporation has a direct or indirect interest. A conflict of interest transaction is not voidable by the Corporation solely because of the Director's interest in the transaction if any one (1) of the following is true:

                        (i) The material facts of the transaction and the
                  Director's interest were disclosed or known to the Board of Directors or a committee of the Board of Directors and the Board of Directors or committee authorized, approved, or ratified the transaction.

                        (ii) The material facts of the transaction and the
                  Director's interest were disclosed or known to the shareholders entitled to vote and they authorized, approved, or ratified the transaction.

                        (iii) The transaction was fair to the Corporation.

            (2) For purposes of Subsection 5(f)(1), a Director of the Corporation has an indirect interest in a transaction if:

                        (i) Another entity in which the Director has a material
                  financial interest or in which the Director is a general partner is a party to the transaction; or

                        (ii) Another entity, of which the Director is a
                  director, officer, or trustee, is a party to the transaction and the transaction is, or is required to be, considered by the Board of Directors of the Corporation.

                  (3) For purposes of Paragraph 5(f)(1)(i), a conflict of
            interest transaction is authorized, approved, or ratified if it receives the affirmative vote of a majority of the Directors on the Board of Directors (or on the committee) who have no direct or indirect interest in the transaction, but a transaction may not be authorized, approved, or ratified under this Section by a single Director. If a majority of the Directors who have no direct or indirect interest in the transaction vote to authorize, approve, or ratify the transaction, a quorum shall be deemed present for the purpose of taking action under this Section. The presence of, or a vote cast by, a Director with a direct or indirect interest in the transaction does not affect the validity of any action taken under Paragraph 5(f)(1), if the transaction is otherwise authorized, approved, or ratified as provided in such Subsection.

                  (4) For purposes of Paragraph 5(f)(1)(ii), a conflict of
            interest transaction is authorized, approved, or ratified if it receives the affirmative vote of the holders of shares representing a majority of the votes entitled to be cast. Shares owned by or voted under the control of a Director who has a direct or indirect interest in the transaction, and shares owned by or voted under the control of an entity described in Subsection 5(f)(2), may be counted in such a vote of shareholders.

            (g) Any contract, transaction or act of the Corporation or of the Board of Directors which shall be authorized, approved or ratified by a majority of a quorum of the shareholders entitled to vote at any annual meeting or at any special meeting called for that purpose, or by such vote as may be required by any provision of these Articles of Incorporation, or by any applicable statute, shall be as valid and binding as if such contract, transaction or act had been authorized, approved or ratified by every shareholder of the Corporation.

            (h)(1) Every Eligible Person shall be indemnified by the Corporation to the fullest extent permitted by the Indiana Business Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the law permitted prior to such amendment) ("IBCL"), against all Liability and reasonable Expense that may be incurred by him or her in connection with or resulting from any Claim.

               (2) Expenses incurred by any Eligible Person with respect to any Claim shall be advanced by the Corporation prior to final disposition; provided, however, that, if the IBCL requires, the payment of such expenses in advance of the final disposition of the proceeding shall be made only upon delivery to the Corporation of an undertaking to repay all amounts so advanced if it shall ultimately be determined that he or she is not entitled to be indemnified under Subsection 5(h)(1), or otherwise.

               (3) The term "Claim" as used in this Section 5(h) shall include every pending, threatened, or completed claim, action, suit, or proceeding and all appeals thereof (whether brought by or in the right of this Corporation or any other corporation or otherwise), civil, criminal, administrative, or investigative, formal or informal, in which an Eligible Person may become involved, as a party or otherwise:

                  (i) by reason of his or her being or having been an Eligible
            Person, or

                  (ii) by reason of any action taken or not taken by him or her in his or her capacity as an Eligible Person, whether or not he or she continued in such capacity at the time such Liability or Expense shall have been incurred.

                  (4) The term "Eligible Person" as used in this Section 5(h)
            shall mean every person (and the estate, heirs, and personal representatives of such person) who is or was a Director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee, agent, or fiduciary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other organization or entity, whether for profit or not. An Eligible Person shall also be considered to have been serving an employee benefit plan at the request of the Corporation if his or her duties to the Corporation also imposed duties on, or otherwise involved services by, him or her to the plan or to participants in or beneficiaries of the plan.

                  (5) The terms "Liability" and "Expense" as used in this
            Section 5(h) shall include, but shall not be limited to, counsel fees and disbursements and amounts of judgments, fines, or penalties against (including excise taxes assessed with respect to an employee benefit plan), and amounts paid in settlement by or on behalf of an Eligible Person.

                  (6) The rights of indemnification provided in this Section
            5(h) shall be in addition to any rights to which any Eligible Person may otherwise be entitled. Irrespective of the provisions of this
            Section 5(h), the Board of Directors may, at any time from time to time, (1) approve indemnification of any Eligible Person to the full extent permitted by the provisions of applicable law at the time in effect, whether on account of past or future transactions, and (2) authorize the Corporation to purchase and maintain insurance on behalf of any Eligible Person against any Liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability.

                  (7) The provisions of this Section 5(h) shall be deemed to be a contract between the Corporation and each Eligible Person, and an Eligible Person's rights hereunder shall not be diminished or otherwise adversely affected by any repeal, amendment, or modification of this Section 5(h) that occurs subsequent to such person becoming an Eligible Person.

                  (8) The provisions of this Section 5(h) shall be applicable to
            Claims made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof.

      6. In addition to all other requirements imposed by law and these Articles of Incorporation, and except as otherwise expressly provided in Section 6(c), none of the actions or transactions listed below shall be effected by the Corporation, or approved by the Corporation as a shareholder of any majority-owned subsidiary of the Corporation if, as of the record date for the determination of the shareholders entitled to vote thereon, any Related Person (as hereinafter defined) exists, unless the applicable requirements of Sections
(b), (c), (d), (e), and (f) of this Article 6 are satisfied.

            (a) The actions or transactions within the scope of this Article 6 are as follows:

                  (1) any merger or consolidation of the Corporation or any of its subsidiaries into or with such Related Person;

                  (2) any sale, lease, exchange, or other disposition of all or any substantial part of the assets of the Corporation or any of its majority-owned subsidiaries to or with such Related Person;

                  (3) the issuance or delivery of any Voting Stock (as
            hereinafter defined) or of voting securities of any of the Corporation's majority-owned subsidiaries to such Related Person in exchange for cash, other assets or securities, or a combination thereof;

                  (4) any voluntary dissolution or liquidation of the
            Corporation;

                  (5) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its subsidiaries, or any other transaction (whether or not with or otherwise involving a Related Person) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of capital stock of the Corporation, or any securities convertible into capital stock of the Corporation or into equity securities of any subsidiary, that is beneficially owned by any Related Person; or

                  (6) any agreement, contract, or other arrangement providing for any one or more of the actions specified in the foregoing Subsections (1) through (5) of this Section 6(a).

            (b) The actions and transactions described in Section 6(a) shall have been authorized by the affirmative vote of at least 80% of all of the votes entitled to be cast by holders of the outstanding shares of Voting Stock, voting together as a single class.

            (c) Notwithstanding Section 6(b), the 80% voting requirement shall not be applicable if any action or transaction specified in Section 6(a) is approved by the Corporation's Board of Directors and by a majority of the Continuing Directors.

            (d) Unless approved by a majority of the Continuing Directors, after becoming a Related Person and prior to consummation of such action or transaction:

                  (1) the Related Person shall not have acquired from the
            Corporation or any of its subsidiaries any newly issued or treasury shares of capital stock or any newly issued securities convertible into capital stock of the Corporation or any of its majority-owned subsidiaries, directly or indirectly (except upon conversion of convertible securities acquired by it prior to becoming a Related Person or as a result of a pro rata stock dividend or stock split or other distribution of stock to all shareholders pro rata);

                  (2) the Related Person shall not have received the benefit directly or indirectly (except proportionately as a shareholder) of any loans, advances, guarantees, pledges, or other financial assistance or tax credits provided by the Corporation or any of its majority owned subsidiaries, or made any major changes in the Corporation's or any of its majority owned subsidiaries' businesses or capital structures or reduced the current rate of dividends payable on the Corporation's capital stock below the rate in effect immediately prior to the time such Related Person became a Related Person; and

                  (3) the Related Person shall have taken all required actions within its power to ensure that the Corporation's Board of Directors included representation by Continuing Directors at least proportionate to the voting power of the shareholdings of Voting Stock of the Corporation's Remaining Public Shareholders (as hereinafter defined), with a Continuing Director to occupy an additional Board position if a fractional right to a director results and, in any event, with at least one Continuing Director to serve on the Board so long as there are any Remaining Public Shareholders.

            (e) A proxy statement responsive to the requirements of the Securities Exchange Act of 1934, as amended, whether or not the Corporation is then subject to such requirements, shall be mailed to the shareholders of the Corporation for the purpose of soliciting shareholder approval of such action or transaction and shall contain at the front thereof, in a prominent place, any recommendations as to the advisability or inadvisability of the action or transaction which the Continuing Directors may choose to state and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by a majority of the Continuing Directors as to the fairness (or not) of the terms of the action or transaction from a financial point of view to the Remaining Public Shareholders, such investment banking firm to be paid a reasonable fee for its services by the Corporation. The requirements of this Section 6(e) shall not apply to any such action or transaction which is approved by a majority of the Continuing Directors.

            (f) For the purpose of this Article 6:

                  (1) the term "Related Person" shall mean any other
            corporation, person, or entity which beneficially owns or controls, directly or indirectly, 5% or more of the outstanding shares of Voting Stock, and any Affiliate or Associate (as those terms are defined in the General Rules and Regulations under the Securities Exchange Act of 1934) of a Related Person; provided, however, that the term Related Person shall not include (a) the Corporation or any of its subsidiaries, (b) any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or of any subsidiary of the Corporation or any trustee of or fiduciary with respect to any such plan when acting in such capacity, (c) Eli Lilly and Company or (d) Lilly Endowment, Inc.; and further provided, that no corporation, person, or entity shall be deemed to be a Related Person solely by reason of being an Affiliate or Associate of Eli Lilly and Company or Lilly Endowment, Inc.;

                  (2) a Related Person shall be deemed to own or control,
            directly or indirectly, any outstanding shares of Voting Stock owned by it or any Affiliate or Associate of record or beneficially, including without limitation shares:

                        (i) which it has the right to acquire pursuant to any
                  agreement, or upon exercise of conversion rights, warrants, or options, or otherwise; or

                        (ii) which are beneficially owned, directly or
                  indirectly (including shares deemed owned through application of Paragraph 6(f)(2)(i)), by any other corporation, person, or other entity with which it or its Affiliate or Associate has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of Voting Stock, or which is its Affiliate (other than the Corporation) or Associate (other than the Corporation);

                  (3) the term "Voting Stock" shall mean all shares of any class of capital stock of the Corporation which are entitled to vote generally in the election of directors;

                  (4) the term "Continuing Director" shall mean a director who is not an Affiliate or Associate or representative of a Related Person and who was a member of the Board of Directors of the Corporation immediately prior to the time that any Related Person involved in the proposed action or transaction became a Related Person or a director who is not an Affiliate or Associate or representative of a Related Person and who was nominated by a majority of the remaining Continuing Directors; and

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                  (5) the term "Remaining Public Shareholders" shall mean the holders of the Corporation's capital stock other than the Related Person.

            (g) A majority of the Continuing Directors of the Corporation shall have the power and duty to determine for the purposes of this Article 6, on the basis of information then known to the Continuing Directors, whether (i) any Related Person exists or is an Affiliate or an Associate of another and (ii) any proposed sale, lease, exchange, or other disposition of part of the assets of the Corporation or any majority-owned subsidiary involves a substantial part of the assets of the Corporation or any of its subsidiaries. Any such determination by the Continuing Directors shall be conclusive and binding for all purposes.

            (h) Nothing contained in this Article 6 shall be construed to relieve any Related Person or any Affiliate or Associate of any Related Person from any fiduciary obligation imposed by law.

            (i) The fact that any action or transaction complies with the provisions of this Article 6 shall not be construed to waive or satisfy any other requirement of law or these Articles of Incorporation or to impose any fiduciary duty, obligation, or responsibility on the Board of Directors or any member thereof, to approve such action or transaction or recommend its adoption or approval to the shareholders of the Corporation, nor shall such compliance limit, prohibit, or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such action or transaction. The Board of Directors of the Corporation, when evaluating any actions or transactions described in Section 6(a), shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its shareholders, give due consideration to all relevant factors, including without limitation the effects on shareholders, employees, suppliers, and customers of the Corporation, and communities in which offices or other facilities of the Corporation are located, and any other factors a Director considers pertinent.

            (j) Notwithstanding any other provision of these Articles of Incorporation or of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class of Voting Stock required by law or these Articles of Incorporation, the affirmative vote of the holders of at least 80% of the votes entitled to be cast by holders of all the outstanding shares of Voting Stock, voting together as a single class, shall be required to alter, amend, or repeal this Article 6.

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